Exhibit 15.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-255898 on Form F-3 and Registration Statement No. 333-233615 on Form S-8 of our report dated April 29, 2024, relating to the financial statements of Jiayin Group Inc. appearing in this Annual Report on Form 20-F for the year ended December 31, 2023.

Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

April 29 ,2024